UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 30, 2021)

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

333 Jackson Plaza, Suite 1200, Ann Arbor, MI	41803
(Address of Principal Executive Offices)	(Zip Code)

(918) 494-0505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of The Coretec Group, Inc. 2021 Equity Incentive Plan

On September 30, 2021, the Board of Directors of The Coretec Group, Inc. (the “Company”) approved The Coretec Group, Inc. 2021 Equity Incentive Plan (the “Plan”), which covers the potential issuance of 62,000,000 shares of common stock, from which various awards may be granted, including but not limited to: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Cash Awards.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text attached as Exhibit 4.1 to this Current Report on Form 8-K.

Director Appointment

On September 30, 2021, the Board of Directors of the Company appointed Douglas Freitag to serve on the Company’s Board of Directors.

Mr. Freitag, age 66, brings a wealth of experience to his new role as a member of the Board of Directors. Since 1993, Mr. Freitag has supported organizations as the founder and owner of Bayside Materials Technology, including but not limited to Dow Corning, SCHOTT Government Services, LLC, Aduro Biotech, Cerus, DNA Electronics, General Electric, Triton Systems, UDRI, Avery Dennison, DuPont, Ancon Technologies, Honeywell, and Lockheed Martin. Mr. Freitag supported these organizations in the research, development and transition of new technologies and federal business development. Mr. Freitag also previously served as a Director and Vice President of Technology for the Company until his resignation on August 20, 2017, and has continued to serve as a consultant to the Company.

In connection with Mr. Freitag’s appointment, the Company granted Mr. Freitag, under the Plan, five-year non-qualified options (“Options”) to purchase 2,000,000 shares of the Company’s common stock at a price per share equal to $0.105.

No arrangement or understanding exists between Mr. Freitag and any other persons pursuant to which he was appointed to the Company’s Board of Directors. Mr. Freitag has not engaged in any transaction, since January 1, 2020, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Incentive Compensation Grants

On September 30, 2021, the Company granted five-year Options to members of the Company’s management, employees and consultants, as incentive compensation. The Company granted the following Options: (i) 2,000,000 Options to Matthew Kappers, (ii) 1,000,000 Options to Matthew L. Hoffman, (iii) 3,000,000 Options to Victor F. Keen, (iv) 3,000,000 Options to Simon Calton, (v) 2,000,000 Options to Ron Dombrowski, and (vi) an aggregate of 2,500,000 Options to employees and consultants of the Company.

Option Cancellations and Reissuances

On September 30, 2021, the Board of Directors of the Company authorized the cancellation and reissuance of the following Options previously granted to various members of management: (i) 6,000,000 Options of Matthew Kappers, (ii) 2,000,000 Options of Matthew L. Hoffman, (iii) 2,000,000 Options of Victor F. Keen, (iv) 2,000,000 Options of Simon Calton, (v) 1,000,000 Options of Ron Dombrowski, and (vi) 4,000,000 Options of Michael Kraft. In addition, the Board of Directors of the Company authorized the cancellation and reissuance of an aggregate of 6,000,000 Options previously granted to employees and consultants of the Company.

The foregoing description of the Options does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Option Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On October 1, 2021, the Company issued a press release announcing Mr. Freitag’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements And Exhibits.

d) Exhibits

Exhibit No.	Description
4.1	The Coretec Group, Inc. 2021 Equity Incentive Plan
10.1	Form of Option Agreement
99.1	Press Release dated October 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: October 1, 2021
	By:	/s/ Matthew J. Kappers
	Name:	Matthew J. Kappers
	Position:	Chief Executive Officer